HEI Exhibit 99

EIGHTH AMENDMENT TO TRUST AGREEMENT BETWEEN

HAWAIIAN ELECTRIC INDUSTRIES, INC. AND

FIDELITY MANAGEMENT TRUST COMPANY

THIS EIGHTH AMENDMENT TO TRUST AGREEMENT, is made and entered into September 1, 2003, and is effective on that date unless otherwise noted below, by and between Fidelity Management Trust Company (the “Trustee”) and Hawaiian Electric Industries, Inc. (the “Sponsor”);

WITNESSETH:

WHEREAS, the Trustee and the Sponsor heretofore entered into a Trust Agreement dated February 1, 2000, and amended August 1, 2000, November 1, 2000, April 1, 2001, December 31, 2001, January 1, 2002, April 1, 2002, and July 1, 2002 (the “Trust Agreement”) for the Hawaiian Electric Industries Retirement Savings Plan (the “Plan”); and

WHEREAS, the Sponsor desires to allow Participants to enroll and/or change their deferral percentage via telephone and/or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee; and

WHEREAS, the Sponsor desires that the Trustee provide deferral election data to the Sponsor via electronic data transfer (“EDT”) for the Sponsor to apply to its payrolls accordingly; and

WHEREAS, the Sponsor desires that the Trustee process the qualification and acceptance of rollover contributions to the Trust; and

WHEREAS, in furtherance of the foregoing, the Sponsor and the Trustee desire to amend said Trust Agreement as provided for in Section 13 thereunder;

NOW THEREFORE, in consideration of the above premises, the Sponsor and the Trustee hereby amend the Trust Agreement by:

(1) Amending and restating Schedule “A” in its entirety, as attached hereto.

IN WITNESS WHEREOF, the Trustee and the Sponsor have caused this Eighth Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE		FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Eric K. Yeaman 8/26/03	By:	/s/ Rebecca Hays 9/9/03

	Eric K. Yeaman Date		FMTC Authorized Signatory Date
Chairman

By:	/s/ Peter C. Lewis 8/26/03

Peter C. Lewis Date
Secretary

Hawaiian Electric Industries, Inc.

8th Amendment

Core/Trust

Schedule “A”

ADMINISTRATIVE SERVICES

The Trustee will provide the recordkeeping and administrative services set forth on this Schedule “A”, or as otherwise agreed to in writing (or by means of a secure electronic medium) between the Sponsor and Trustee in accordance with direction procedures established by the Trustee with the written approval of the Sponsor and documented in the Plan Administration Manual. With regard to Plan specific services, the Trustee shall add services only at the direction of the Sponsor. With prior written notice to the Sponsor, the Trustee may unilaterally enhance the services previously approved, provided there is no impact on fees set forth in Schedule “B”; and further provided that if the Sponsor notifies the Trustee in writing that a change to a previously approved service proposed by the Trustee pursuant to this sentence is unacceptable to the Sponsor, such service change shall not be applied.

Administration

*	Establishment and maintenance of participant account and election percentages.

*	Maintenance of the following plan investment options:

-	Fidelity Retirement Money Market Portfolio
-	ASB Money Market Account
-	HEI Common Stock Fund
-	Fidelity Puritan® Fund
-	Fidelity Magellan® Fund
-	Fidelity Overseas Fund
-	Fidelity Freedom 2000 Fund®
-	Fidelity Freedom 2010 Fund®
-	Fidelity Freedom 2020 Fund®
-	Fidelity Freedom 2030 Fund®
-	Fidelity Freedom 2040 Fund®
-	Fidelity Freedom Income Fund®
-	Spartan U.S. Equity Index Fund
-	MSIF Trust Value Portfolio – Adviser Class
-	Neuberger Berman Partners Fund – Trust Class
-	PBHG Emerging Growth Fund (frozen to new investments effective December 1, 2002, deleted effective September 30, 2003)
-	Fidelity U.S. Bond Index Fund
-	INVESCO Dynamics Fund
-	T. Rowe Price Small-Cap Stock Fund

*	Maintenance of the following money classifications:

-	Salary Reduction
-	Participant Voluntary
-	Rollover
-	HEI Diversified Plan
-	Employer ASB
-	Employer Supplemental
-	IRA
-	Voluntary HEISOP

Hawaiian Electric Industries, Inc.

8th Amendment

Core/Trust

-	Employer HEISOP
-	Employer BIA
-	Employee Pre-Tax Catch Up
-	After Tax Rollover

*	Processing of investment option trades

*	Establishment and maintenance of participant loans

*	Enroll new Participants via telephone and/or such other electronic means as may be agreed upon from time to time by the Sponsor and the Trustee. Confirmation of enrollment will be provided online or, if requested, by mail (generally within five (5) calendar days of the request).

*	Allow Participants to change their pre-tax and catch-up deferral percentages via telephone or such electronic means as may be agreed upon from time to time by the Sponsor and the Trustee.

*	Provide participant deferral election data updates via electronic data transfer (“EDT”) in a timely manner for the Sponsor to apply to its payrolls.

Processing

*	Weekly processing of contribution data and contributions

*	Daily processing of transfers and changes of future allocations via the telephone exchange system or by such other means as the Sponsor and Trustee may agree to from time to time

*	Daily and weekly processing of participant data updates via the Plan Sponsor Webstation or by such other means as the Sponsor and Trustee may agree to from time to time

*	Maintain and process changes to Participants’ deferral percentages

*	Processing of rollovers

*	Processing of excess contributions and deferrals

*	Process in-service and full withdrawals due to certain circumstances previously approved by the Sponsor

*	Process hardship withdrawals as directed by Participants and approved by the Sponsor

*	For general loans:Consult with Participants on various loan scenarios and generate all documentation

*	For home loans: Process loan requests as directed by Participants and approved by the Sponsor

*	Processing of forfeitures as directed by the Sponsor

Other

*	Reports

*	Monthly trial balance

*	Monthly loan reports

*	Quarterly or annual administrative reports

*	Quarterly participant statements via paper or electronic copy

Financial Reporting

*	1099Rs

*	Assist in the preparation of Form 5500

Hawaiian Electric Industries, Inc.

8th Amendment

Core/Trust

Account Segregation

*	Account segregation for Qualified Domestic Relations Orders (“QDRO”) as directed by Sponsor

*	Account segregation for named beneficiary(ies) due to a participant’s death as directed by Sponsor

Internet Services

*	Plan Sponsor Webstation

*	Fidelity PortfolioPlannerSM, an internet-based educational service for participants that generates target asset allocations and model portfolios customized to investment options in the Plan(s) based upon methodology provided by Strategic Advisers, Inc., an affiliate of the Trustee. The Sponsor acknowledges that it has received the ADV Part II for Strategic Advisers, Inc. more than 48 hours prior to executing the Trust amendment.

*	NetBenefitsSM

Processing Services

*	Minimum Required Distribution (“MRD”) service

*	De minimis Distributions: After a participant terminates employment and is eligible for a distribution, the Trustee will determine whether the vested account balance exceeds $5,000, or exceeds $5,000 at the end of the warning period (at least 30 days, but not more than 70 days, from the determination date). If not, the Trustee will process a mandatory and immediate cashout, subject only to the requirement to offer a rollover opportunity and to allow participants with balances in the HEI Common Stock Fund to elect distribution of such balances in the form of HEI Common Stock. The $5,000 threshold will be determined based on criteria provided by the Sponsor and will increase or decrease as Congress may from time to time amend this threshold in Code Section 411(a)(11).

Miscellaneous Services

*	Periodic meetings with Sponsor

*	Educational services as needed and mutually agreed upon by the Trustee and the Sponsor

*	Provide employee communications describing available investment options, including multimedia informational materials and group presentations

*	Change of Address by Telephone: The Trustee shall allow terminated and retired Participants and alternate payees of active, terminated and retired Participants, to make address changes via Fidelity’s toll-free telephone service.

*	Loan Coupons: For terminated and retired Participants with outstanding loans: The Trustee shall provide to these Participants a loan coupon book for the purpose of scheduling and processing loan repayments.

*	Rollover Contribution Processing: Process the qualification and acceptance of rollover contributions to the Trust. The procedures for qualifying a rollover are directed by the Sponsor and the Trustee shall accept or deny each rollover based upon the Plan’s written criteria and any written guidelines provided by the Sponsor and documented in the Plan Administration Manual. Requests that do not meet the specified criteria will be returned to the Participant with an explanation as to why the request cannot be processed. If the Trustee determines that a request is not a valid rollover, the requested rollover contribution will be rejected back to the Participant.

Hawaiian Electric Industries, Inc.

8th Amendment

Core/Trust

HAWAIIAN ELECTRIC INDUSTRIES, INC. BY: HAWAIIAN ELECTRIC INDUSTRIES, INC. PENSION INVESTMENT COMMITTEE			FIDELITY MANAGEMENT TRUST COMPANY

By:	/s/ Eric K. Yeaman	8/26/03	By:	/s/ Rebecca Hays	9/9/03

	Eric K. Yeaman	Date		Authorized FMTC Signatory	Date
Chairman

By:	/s/ Peter C. Lewis	8/26/03

	Peter C. Lewis	Date
Secretary

Hawaiian Electric Industries, Inc.

8th Amendment

Core/Trust

5